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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

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Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               Hadco Corporation
                (Name of Registrant as Specified In Its Charter)

                               Hadco Corporation
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
       Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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                               HADCO CORPORATION
                               12A MANOR PARKWAY
                           SALEM, NEW HAMPSHIRE 03079

                                FEBRUARY 9, 1996

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                           PROXY STATEMENT SUPPLEMENT

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     This Proxy Statement Supplement is being furnished to holders of common stock, par value $.05 per share ("Common Stock"), of Hadco Corporation, a Massachusetts corporation ("Hadco" or the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of Hadco for use at the annual meeting of the Corporation's stockholders (the "Meeting") to be held at 10:00 a.m., on February 28, 1996, or at any adjournments thereof. The Meeting will be held at 100 Federal Street, Boston, Massachusetts. This Proxy Statement Supplement, which corrects certain disclosure contained in the Corporation's Proxy Statement dated January 17, 1996 relating to the Meeting (the "Proxy Statement"), is first being mailed to the Corporation's stockholders on or about February 9, 1996.

     One of the purposes of the Meeting is to consider and vote upon a proposal to amend the Corporation's Restated Articles of Organization to increase the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares. On pages 1 (in the middle of the fourth full paragraph) and 17 (at the top of the page) the Proxy Statement incorrectly indicates that the proposal must be approved by the affirmative vote of at least two-thirds of all outstanding shares of Common Stock. However, the affirmative vote of a majority of all shares outstanding is sufficient for approval of the proposal. For further information relating to this proposal, please see the Proxy Statement.